UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)             November 24, 2003

LABOR READY, INC.

(Exact name of Registrant as specified in its charter)

Washington	91-1287341
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1015 A Street Tacoma, Washington 98402
(Address of principal executive offices, including zip code)

(253) 383-9101
(Registrant’s telephone number, including area code)

ITEM 9.  REGULATION FD DISCLOSURE

Joseph P. Sambataro, Jr., President and Chief Executive Officer of the Company, and Timothy J. Adams, Executive Vice President and General Counsel of the Company (the “Executive Officers”), have entered into Rule 10b5-1 trading plans (“Plans”) to sell up to 400,000 and 200,000 shares, respectively, of the Company’s common stock upon the exercise of certain non-qualified stock options.  Portions of the shares may be sold any time the stock achieves certain prearranged minimum prices, as follows:

Joseph P. Sambataro	Timothy J. Adams
50,000 shares at $12 or higher	25,000 shares at $11.50 or higher
50,000 shares at $13 or higher	25,000 shares at $12.50 or higher
50,000 shares at $14 or higher	25,000 shares at $13.50 or higher
50,000 shares at $15 or higher	25,000 shares at $14.50 or higher
50,000 shares at $16 or higher	25,000 shares at $15.50 or higher
50,000 shares at $17 or higher	25,000 shares at $16.50 or higher
50,000 shares at $18 or higher and after October 2, 2004	25,000 shares at $17.50 or higher
50,000 shares at $19 or higher and after October 2, 2004	25,000 shares at $18.50 or higher

Such sales may take place beginning on November 18, 2003 and ending on October 3, 2006 for Joseph P. Sambataro, and beginning on November 20, 2003 and ending on November 19, 2004 for Timothy J. Adams, unless sooner terminated.  The Executive Officers will have no control over the timing of any sales under the respective Plans and there can be no assurance that the shares covered by the Plans actually will be sold.

The Executive Officers entered into the Plans in order to diversify their financial holdings, although they will continue to have a significant ownership interest in the Company.  Mr. Sambataro currently owns approximately 96,818 shares* of the Company’s common stock and holds options to purchase 174,000 shares of common stock which are not covered by his Plan.  Mr. Adams currently owns 23,261 shares of the Company’s common stock and holds options to purchase 153,237 options which are not covered by his Plan.

* Mr. Sambataro’s holdings include 8,457.5 Labor Ready Stock Fund Units that are held by Mr. Samabataro through the Company’s 401(k) Plan.  Each Labor Ready Stock Fund Unit consists of Labor Ready common stock and a cash component that fluctuates periodically.

These Plans are intended to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and the Company’s insider trading policy.  Rule 10b5-1 allows corporate insiders to establish prearranged written plans to buy or sell a specified number of shares of a company stock over a set period of time.  A plan must be entered into in good faith at a time when the insider is not in possession of material, nonpublic information.  Subsequent receipt by the insider of material, nonpublic information will not prevent transactions under the plans from being executed.

In accordance with General Instruction B.2. of Form 8-K, the information in this report is furnished pursuant to Item 9 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 24, 2003

LABOR READY, INC.

By:	/s/ Joseph P. Sambataro, Jr.
Chief Executive Officer